Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post Effective Amendment No. 1 to the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-188070) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, and

(4)	Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan

of our reports dated February 16, 2024, with respect to the consolidated financial statements of HA Sustainable Infrastructure Capital, Inc. (f/k/a Hannon Armstrong Sustainable Infrastructure Capital, Inc.) and the effectiveness of internal control over financial reporting of HA Sustainable Infrastructure Capital, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

July 23, 2024